(ALLIED HEALTHCARE PRODUCTS, INC. LOGO)


                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

CONTACTS:         DANIEL C. DUNN                     TOM GOYDA
                  CHIEF FINANCIAL OFFICER            (314) 591-0113
                  (314) 268-1676

                       ALLIED HEALTHCARE PRODUCTS REPORTS
                      THIRD QUARTER AND NINE-MONTH RESULTS

ST. LOUIS, May 13, 2003 -- Allied Healthcare Products, Inc. (NASDAQ:AHPI) today reported net income of $365,233, or 5 cents per share, for the quarter ended March 31, 2003 compared with net income of $28,578, or 0 cents per share, for the quarter ended March 31, 2002. Fiscal 2003 third quarter revenues rose 8.3 percent to $16.4 million compared with revenues of $15.2 million in the third quarter of fiscal 2002.

         "The modest revenue gains Allied posted in the third quarter reflected a continuation of the solid sales we have seen in our construction segment this entire year and improvement in our international sales, offset by weakness in our Gomco and patient care businesses," said Earl R. Refsland, Allied's chief executive officer. "The revenue increase and the growing impact of our cost reduction initiatives helped Allied generate a profit for the quarter. At the same time, our efforts to improve cash flow and decrease inventory levels have generated solid results this year."

         According to Refsland, Allied's order activity in the third quarter remained consistent with the trend so far this year. The construction segment led the way with solid gains, emergency product orders were on par with the prior year and international orders showed marginal improvement, while orders for patient care and Gomco products remained slow.

         Allied's cost reduction efforts also contributed to the bottom line in the third quarter. Automation in the B&F homecare product line began to generate savings and additional cost reductions are anticipated as the B&F automation effort continues over the coming months. Reduced interest expenses also continued to have a positive impact on net income. Allied was in compliance with the terms of its revolving credit facility at March 31, 2003.

                                    --more--

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         Through the first nine months of fiscal 2003, Allied's net loss was
$51,254, or 1 cent per share, an improvement over the Company's loss of $384,961, or 5 cents per share, for the first nine months of the 2002 fiscal year. For the nine months ended March 31, 2003, revenues were $46.5 million, up
4.0 percent from revenues of $44.7 million for the nine months ended March 31, 2002.

         Allied Healthcare Products, Inc., is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.


"SAFE HARBOR" STATEMENT: Statements contained in this release that are not historical facts or information are "forward-looking statements." Words such as "believe," "expect," "intend," "will," "should," and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward- looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company's operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

                                      # # #

Financial Tables follow:

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                        ALLIED HEALTHCARE PRODUCTS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                Three months ended                Nine months ended
                                                    March 31,                          March 31,
                                          -----------------------------     ------------------------------
                                              2003             2002             2003              2002
                                          ------------     ------------     ------------      ------------
Net sales                                 $ 16,443,114     $ 15,187,809     $ 46,536,013      $ 44,731,971
Cost of sales                               12,201,779       11,797,177       35,726,306        34,881,548
                                          ------------     ------------     ------------      ------------
Gross profit                                 4,241,335        3,390,632       10,809,707         9,850,423

Selling, general and
   administrative expenses                   3,423,454        3,066,113       10,171,452         9,604,106
                                          ------------     ------------     ------------      ------------
Income from operations                         817,881          324,519          638,255           246,317

Other expenses:
   Interest                                    209,220          273,374          652,861           856,612
   Other, net                                    9,234            3,516           32,121            31,306
                                          ------------     ------------     ------------      ------------
                                               218,454          276,890          684,982           887,918
                                          ------------     ------------     ------------      ------------

Income/ (loss) before provision/
   (benefit) for income taxes                  599,427           47,629          (46,727)         (641,601)

Provision/ (benefit) for income taxes          234,194           19,051            4,527          (256,640)
                                          ------------     ------------     ------------      ------------
Net income/ (loss)                        $    365,233     $     28,578     $    (51,254)     $   (384,961)
                                          ============     ============     ============      ============

Basic and diluted earnings/ (loss)
   per share                              $       0.05     $       0.00     $      (0.01)     $      (0.05)
                                          ============     ============     ============      ============

Weighted average shares                      7,813,932        7,809,768        7,813,932         7,807,711
   outstanding - basic

Weighted average shares
   outstanding - diluted                     7,909,158        7,986,844        7,813,932         7,807,711

                        ALLIED HEALTHCARE PRODUCTS, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                                     March 31,          June 30,
                                                                                        2003              2002
                                                                                    ------------      ------------
                                     ASSETS
Current assets:
   Cash                                                                             $      8,018      $        800
   Accounts receivable, net of allowance for doubtful
     accounts of $550,000 and $450,000, respectively                                   8,367,890         8,524,187
   Inventories, net                                                                   12,580,224        13,200,921
   Deferred income taxes                                                                 745,910           745,910
   Income tax receivable                                                                      --           745,895
   Other current assets                                                                  339,330           163,510
                                                                                    ------------      ------------
     Total current assets                                                             22,041,372        23,381,223
                                                                                    ------------      ------------

   Property, plant and equipment, net                                                 12,717,684        13,228,157
   Deferred income taxes                                                                 100,492           100,492
   Goodwill                                                                           15,979,830        15,979,830
   Other assets, net                                                                     145,942           180,536
                                                                                    ------------      ------------
     Total assets                                                                   $ 50,985,320      $ 52,870,238
                                                                                    ------------      ------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                 $  2,316,550      $  3,426,802
   Current portion of long-term debt                                                   5,884,374         7,985,406
   Other current liabilities                                                           2,699,284         2,598,140

                                                                                    ------------      ------------
     Total current liabilities                                                        10,900,208        14,010,348
                                                                                    ------------      ------------

Long-term debt                                                                         5,411,632         4,135,156
                                                                                    ------------      ------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock; $0.01 par value; 1,500,000 shares authorized; no shares issued and outstanding; which includes Series A preferred stock; $0.01 par value; 200,000 shares authorized; no shares issued and outstanding
   Common stock; $0.01 par value; 30,000,000 shares
     authorized; 7,813,932 shares issued and
     outstanding at March 31, 2003 and June 30, 2002                                     101,175           101,175
   Additional paid-in capital                                                         47,030,549        47,030,549
   Common stock in treasury, at cost                                                 (20,731,428)      (20,731,428)
   Retained earnings                                                                   8,273,184         8,324,438
                                                                                    ------------      ------------
     Total stockholders' equity                                                       34,673,480        34,724,734
                                                                                    ------------      ------------
     Total liabilities and stockholders' equity                                     $ 50,985,320      $ 52,870,238
                                                                                    ============      ============